EXHIBIT 10.49

IRON MOUNTAIN INCORPORATED
Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan
Performance Unit Agreement
This Performance Unit Agreement and the associated grant award information (the “Customizing Information”), which Customizing Information is provided in written form or is available in electronic form from the recordkeeper for the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan, as amended and in effect from time to time (the “Plan”), is made as of the date shown as the “Grant Date” in the Customizing Information (the “Grant Date”) by and between Iron Mountain Incorporated, a Delaware corporation (the “Company”), and the individual identified in the Customizing Information (the “Participant”). This instrument and the Customizing Information are collectively referred to as the “Performance Unit Agreement.”
WITNESSETH THAT:
WHEREAS, the Company has instituted the Plan; and
WHEREAS, the Compensation Committee (the “Committee”) has authorized the grant of performance units ("PUs") with respect to shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) upon the terms and conditions set forth below and pursuant to the Plan, a copy of which is incorporated herein; and
WHEREAS, the Participant acknowledges that the Participant has carefully read this Performance Unit Agreement and agrees, as provided in Section 19(a) below, that the terms and conditions of the Performance Unit Agreement reflect the entire understanding between the Participant and the Company regarding this performance unit award (and the Participant has not relied upon any statement or promise other than the terms and conditions of the Performance Unit Agreement with respect to this performance unit award);
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Participant agree as follows. For purposes of this Performance Unit Agreement, to the extent the Participant is not employed by the Company, “Employer” shall mean the subsidiary of the Company that employs or has otherwise engaged the Participant to perform services on its behalf.
1. Grant. Subject to the terms of the Plan and this Performance Unit Agreement, the Company hereby conditionally grants to the Participant that number of PUs to the corresponding number of shares of Common Stock (the “Underlying Shares”) shown in the Customizing Information under “Performance Units Granted.”
The grant described in the preceding paragraph is contingent upon the satisfaction of the “Performance Criteria” over the “Performance Period,” each as shown in the Customizing
Version 7 - Performance Unit Agreement 2/4/2025

Information. The Committee shall determine whether such Performance Criteria have been satisfied.
2. Adjustment to Award. The number of PUs granted may be increased or decreased, including to zero, based on the “Performance Criteria” shown in the Customizing Information. Whether any adjustment based on the Performance Criteria is made shall be determined in the sole discretion of the Committee and the “Adjusted Performance Units Granted” in the Customizing Information shall be updated to reflect any such adjustment.
3. Vesting.
(a)    In General. If the Participant remains in an employment, contractual or other service relationship with the Company or a subsidiary of the Company (“Relationship”) as of the “Vesting Date” specified in the Customizing Information, and the Participant as of such date is not in violation of any confidentiality, inventions, non-solicitation and/or non-competition agreement with the Company (to the extent such agreement is permitted under applicable law), the PUs shall vest on such date, based on achievement of the Performance Criteria over the Performance Period. For the avoidance of doubt, except as otherwise provided pursuant to the terms of the Plan and Sections 3(b), 3(c) or 3(d) of this Performance Unit Agreement, if applicable, if the Participant’s Relationship is terminated for any reason, whether voluntarily or involuntarily, no PUs granted pursuant to this Performance Unit Agreement shall vest under any circumstances on and after the date of such termination.
(b)    Retirement Vesting. Notwithstanding Section 3(a), if the Participant’s Relationship terminates on account of Retirement (as defined below) on or after the sixth (6th) month anniversary of the Grant Date, the PUs shall remain outstanding and continue to vest based on achievement of the Performance Criteria over the Performance Period provided the Participant continues to comply with any confidentiality, inventions, non-solicitation and/or non-competition agreement with the Company (to the extent such agreement is permitted under applicable law. Notwithstanding any other provision in this Performance Unit Agreement, Retirement-eligible employees are entitled to Retirement treatment even if separated as a result of the death or disability of the Participant.
Any PUs that vest as a result of this Section 3(b) shall be delivered as of the Vesting Date as described in Section 5, provided that no PUs shall be delivered if the Participant as of the date of delivery is in violation of any confidentiality, inventions, non-solicitation and/or non-competition agreement with the Company (to the extent such agreement is permitted under applicable law). “Retirement” means a termination of the Participant’s Relationship after the Participant has attained age fifty-five (55), has five (5) Years of Credited Service and has a combined age and Years of Credited Service of at least sixty-five (65). “Years of Credited Service” shall mean the Participant’s years of total adjusted service with the Company, calculated from the Participant’s initial hire date with the Company (or any predecessor business acquired by the Company) and without regard to any lapses in active employment while employed by the Company, such as approved leaves of absences.

If the Participant is a local national of and employed in a country that is a member of the European Union, the grant of PUs and the terms and conditions governing the PUs are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the "Age Discrimination Rules"). To the extent that a court or tribunal of competent jurisdiction determines that any provisions of this Performance Unit Agreement are invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
(c)    Death or Disability Vesting. Notwithstanding Section 3(a), if the Participant’s Relationship terminates as a result of the Participant's disability (as determined by the Board on the basis of medical advice satisfactory to it) or death, the Participant shall become vested in the Participant's Performance Units Granted in accordance with the following schedule:
Date Relationship Terminates            Vesting Percentage
On or after first (1st) anniversary of Grant Date        33.3%
On or after second (2nd) anniversary of Grant Date        66.6%
On or after third (3rd) anniversary of Grant Date        100%
No Performance Units Granted that vest as a result of this Section 3(c) shall be delivered if the Participant as of the date of delivery is in violation of any confidentiality, inventions, non-solicitation and/or non-competition agreement with the Company (to the extent such agreement is permitted under applicable law). For the avoidance of doubt, the Performance Criteria shall be treated as satisfied (or satisfied at target, if applicable) and no adjustment shall be made pursuant to Section 2.
(d)    Committee Discretion. In the event the Participant’s Relationship is terminated for any reason and except as otherwise provided in Section 3(b) or 3(c), as applicable, (i) the Participant’s right to vest in any PUs will, except as provided in Section 9(c) of the Plan, terminate as of the date of the termination of the Relationship (and will not be extended by any notice period, e.g., a period of “garden leave” or similar period mandated under local law) and (ii) the Committee shall have the exclusive discretion to determine when the Relationship has terminated for purposes of this PU (including when the Participant is no longer considered to be providing active service while on a leave of absence).
4. Dividend Equivalents. A Participant shall be credited with dividend equivalents equal to the dividends the Participant would have received if the Participant had been the actual record owner of the Underlying Shares on each dividend record date on or after the Grant Date and through the date the Participant receives a settlement pursuant to Section 5 below (the “Dividend Equivalent”). If a dividend on the Stock is payable wholly or partially in Stock, the Dividend Equivalent representing that portion shall be in the form of additional PUs, credited on a one-for-one basis. If a dividend on the Stock is payable wholly or partially in cash, the Dividend Equivalent representing that portion shall also be in the form of cash and a Participant shall be treated as being credited with any cash dividends, without earnings, until settlement pursuant to Section 5 below. If a dividend on Stock is payable wholly or partially in other than cash or Stock, the Committee may, in its discretion, provide for such Dividend Equivalents with respect to that portion as it deems appropriate under the circumstances. Dividend Equivalents shall be subject to the same terms and conditions as the PUs originally awarded pursuant to this Performance Unit Agreement, and they shall vest (or, if applicable, be forfeited) as if they had been granted at the same time as the original PU. Dividend Equivalents representing the cash portion of a dividend on Stock shall be settled in cash.
5. Delivery of Underlying Shares or Cash Settlement.
(a) With respect to any PUs that become vested pursuant to Section 3 (other than Section 3(c)), the Company shall issue and deliver to the Participant (i) the number of Underlying Shares equal to the number of vested PUs or an amount of cash equal to the Fair Market Value, as defined in the Plan, of such Underlying Shares as of the Vesting Date and (ii) the amount (and in the form) due with respect to the Dividend Equivalents applicable to such Underlying Shares. Delivery shall be made to the Participant as soon as practicable following the Vesting Date but in no event later than the end of the year in which such Vesting Date occurs (or the fifteenth (15th) day of the third (3rd) month following the Vesting Date, if later).
(b) With respect to any PUs that become vested pursuant to Section 3(c), the Company shall issue and deliver to the Participant (i) the number of Underlying Shares equal to the number of vested PUs or an amount of cash equal to the Fair Market Value, as defined in the Plan, of such Underlying Shares as of the date of disability or death and (ii) the amount (and in the form) due with respect to the Dividend Equivalents applicable to such Underlying Shares. Delivery shall be made to the Participant as soon as practicable following the date of disability or death but in no event later than the end of the year in which disability or death occurs (or the fifteenth (15th) day of the third (3rd) month following the date of disability or death, if later).
(c) Whether Underlying Shares, or the cash value thereof, shall be issued or paid at settlement shall be determined based on the “Form of Settlement” specified in the Customizing Information.
(d) Any shares issued pursuant to this Performance Unit Agreement shall be issued, without issue or transfer tax, by (i) delivering a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or treasury shares of its Stock as the Company may elect or (ii) issuance of shares of its Stock in book entry form; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law.
(e) Notwithstanding the preceding provisions of this Section 5, delivery of Underlying Shares shall be made, or the amount of cash equivalent thereto shall be paid, only if the required purchase price designated as the “Purchase Price” shown in the Customizing Information per unit/share is paid to the Company by means of payment acceptable to the Company in accordance with the terms of the Plan. If the Participant fails to pay for or accept delivery of all of the shares, the right to shares of Stock provided pursuant to this Agreement Performance Unit Agreement may be terminated by the Company.

6. Responsibility for Taxes.
(a) The Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax (including federal, state, local or and non-US tax), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Plan and legally applicable to the Participant or deemed by the Company in its discretion to be an appropriate charge to the Participant even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld, if any by the Company and/or the Employer. The Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PUs and Dividend Equivalents or the Underlying Shares, including, but not limited to, the grant, vesting or settlement of the PUs, the subsequent sale of Underlying Shares acquired pursuant to such settlement and the receipt of any Dividend Equivalents; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this PUs to reduce or eliminate the Participant’s liability for Tax-Related Items or to achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction , the Participant acknowledges that the Company and/or the Employer (or former service Participant, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b) If the Participant’s country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Company may withhold any shares of Common Stock otherwise issuable upon vesting that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld (or an equivalent cash amount, where the PUs are settled in cash in the Company’s sole discretion). For purposes of the foregoing, no fractional shares of Stock will be withheld or issued pursuant to the grant of the PUs. If the obligation for Tax-Related Items is satisfied by withholding shares of Stock or a portion of the cash proceeds (where the PUs are settled in cash in the Company’s sole discretion), for tax purposes, the Participant shall be deemed to have been issued the full number of shares of Stock (or the gross amount of the cash payment), notwithstanding that a number of shares of Common Stock (or a portion of cash proceeds) are withheld solely for the purpose of satisfying any withholding obligations for the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan. In addition, where the PUs are settled in shares of Common Stock, the Company may, on behalf of the Participant, sell a sufficient number of whole shares of Common Stock issued upon vesting of the PUs having an aggregate Fair Market Value that would satisfy the withholding amount. Alternatively, the Company or the Employer may, in its discretion and subject to applicable law, withhold any amount necessary to pay the Tax-Related Items from the Participant’s regular salary/wages or other amounts payable to the Participant, with no withholding of shares of Common Stock or cash proceeds payable upon vesting, or may require the Participant to submit payment equivalent to the minimum Tax-Related Items required to be withheld by means of certified check, cashier’s check or wire transfer. In the event the withholding requirements for Tax-Related Items are not satisfied through one of the foregoing methods, no shares of Common Stock will be released to the Participant (or the Participant’s estate) upon vesting of the PUs (or no cash payment will be made where the PUs are settled in cash in the Company’s sole discretion) unless and until satisfactory arrangements (as determined by the Company in its sole discretion) have been made by the Participant with respect to the payment of any such Tax-Related Items. By accepting the PUs, the Participant expressly consents to the withholding methods for Tax-Related Items as provided hereunder and/or any other methods of withholding that the Company or the Employer may take and are permitted under the Plan to meet the withholding and/or other requirements as provided under applicable laws, rules and regulations. All Tax-Related Items related to the PUs shall be the sole responsibility of the Participant.
(c) The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other withholding rates, including up to the maximum rate applicable in the Participant’s jurisdiction(s). If the maximum rate is used, the Participant may receive a refund of any over-withheld amount in cash from the Company or the Employer and will have no entitlement to the equivalent amount in Common Stock or, if not refunded, the Participant may be able to seek a refund from the local tax authorities. Further, if the obligation for the Tax-Related Items is satisfied by withholding in Underlying Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Underlying Shares subject to the vested PUs, notwithstanding that a number of the Underlying Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.
7. Non-assignability of PUs and Dividend Equivalents. PUs and Dividend Equivalents shall not be assignable or transferable by the Participant except by will or by the applicable laws of descent and distribution or as permitted by the Committee in its discretion pursuant to the terms of the Plan. During the life of the Participant, delivery of shares of Stock or payment of cash as settlement of PUs and Dividend Equivalents shall be made only to the Participant, to a conservator or guardian duly appointed for the Participant by reason of the Participant’s incapacity or to the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel.
8. Compliance with Securities Act; Lock-Up Agreement. The Company shall not be obligated to sell or issue any Underlying Shares or other securities in settlement of PUs and Dividend Equivalents hereunder unless the shares of Stock or other securities are at that time effectively registered or exempt from registration under the Securities Act and applicable federal, state, local, provincial or foreign securities, exchange control and other laws and in compliance with all applicable requirements of any stock exchange or national market system in which the Stock may be listed. In the event shares or other securities shall be issued that shall not be so registered, the Participant hereby represents, warrants and agrees that the Participant will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel. The Participant further hereby agrees that as a condition to the settlement of PUs and Dividend Equivalents, the Participant will execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter’s lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.
9. Legends. The Participant hereby acknowledges that the stock certificate or certificates (or entries in the case of book entry form) evidencing shares of Stock or other securities issued pursuant to any settlement of an PU or Dividend Equivalent hereunder may bear a legend (or provide a restriction) setting forth the restrictions on their transferability described in Section 8 hereof, if such restrictions are then in effect.
10. Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any PUs, Dividend Equivalents or Underlying Shares until the date of issuance of a stock certificate (or appropriate entry is made in the case of book entry form) for Underlying Shares and any Dividend Equivalents. Except as provided by Section 4, no adjustment shall be made for any rights for which the record date is prior to the date such stock certificate is issued (or appropriate entry is made in the case of book entry form), except to the extent the Committee so provides, pursuant to the terms of the Plan and upon such terms and conditions it may establish.
11. Effect Upon Employment and Performance of Services. Nothing in this Performance Unit Agreement or the Plan shall be construed to impose any obligation upon the Company or any subsidiary to employ or utilize the services of the Participant or to retain the Participant in its employ or to engage or retain the services of the Participant.
12. Time for Acceptance. Unless the Participant shall evidence acceptance of this Performance Unit Agreement by electronic or other means prescribed by the Committee within sixty (60) days after its delivery, the PUs and Dividend Equivalents shall be null and void (unless waived by the Committee).
13. Breach of Restrictive Covenants. In the event that the Participant breaches any confidentiality, inventions, non-solicitation and/or non-competition agreement with the Company and such agreement is permitted by applicable laws, (i) the Participant shall forfeit (and shall not vest in) all PU awards to the extent stock certificates (or appropriate entry in the case of book entry form), cash or other property, as applicable, have not yet been delivered with respect to any PU and (ii) the Participant shall pay to the Company an amount equal to the excess of the Fair Market Value of the Underlying Shares as of the date of settlement (whether settled in cash or Stock) over the Purchase Price, if any, paid (or deemed paid) together with the value of any Dividend Equivalents; provided, however, that the Committee in its discretion may release the Participant from the requirement to make such payment, if the Committee determines that the Participant’s breach of such agreement is not inimical to the best interests of the Company. In accordance with applicable law, the Company may deduct the amount of payment due under the preceding sentence from any compensation or other amount payable by the Company to the Participant. For purposes of this Section 13, the term “Company” refers to the Company as defined in the last sentence of Section 1 of the Plan.
14. Section 409A of the Internal Revenue Code. The PUs and Dividend Equivalents granted hereunder are intended to avoid the potential adverse tax consequences to the Participant of Section 409A of the Code, and the Committee may make such modifications to this Performance Unit Agreement as it deems necessary or advisable to avoid such adverse tax consequences. If and to the extent that the PUs and Dividend Equivalents are subject to Section 409A, in addition to the provisions of Section 12(f) of the Plan, any payment upon termination of the Relationship shall be made only upon a “separation from service” under Section 409A, and the Participant may not directly or indirectly designate the calendar year of a payment.
15. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
16. Company Clawback Policy; Recoupment Requirements. The PUs and Dividend Equivalents granted hereunder shall be subject to any applicable clawback or recoupment policies, share trading policies, corporate governance standards and other policies that may be implemented by the Board from time to time, in accordance with applicable law. Notwithstanding anything in this Performance Unit Agreement to the contrary, the Participant acknowledges and agrees that this Performance Unit Agreement and the award described herein are (a) subject to the terms and conditions of the Company’s clawback or similar compensation recoupment policy as may be in effect from time to time, and (b) subject to deduction, recoupment or forfeiture to the extent required to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards, any of which could in certain circumstances require repayment or forfeiture of the PUs or other cash or property received with respect to the PUs (including any value received from a disposition of the PUs). In order to satisfy any recoupment obligations arising under the Company’s compensation clawback policy or otherwise under applicable laws, rules, regulations or stock exchange listing standards, among other things, the Participant expressly and explicitly authorizes the Company to issue instructions on the Participant’s behalf to any brokerage firm or stock plan service provider engaged by the Company to hold any shares of Stock or other amounts acquired pursuant to the PUs to re-convey, transfer or otherwise return such shares and/or other amounts to the Company upon the Company’s enforcement of the compensation clawback or similar policy or any other recoupment obligations.
17. Nature of Award. By accepting this PU, the Participant acknowledges, understands and agrees that:
(a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan and this Performance Unit Agreement;
(b)

(c) the grant of this PU is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards under the Plan or benefits in lieu of Plan awards, even if PUs or other Plan awards have been granted in the past;
(d) all decisions with respect to future PU awards will be at the sole discretion of the Committee;
(e) the Participant is voluntarily participating in the Plan;
(f) the future value of the Underlying Shares is unknown and cannot be predicted with certainty;
(g) if the Participant resides and/or works outside the United States, the following additional provisions shall apply:
(i)    this PU, including any Dividend Equivalents, the Underlying Shares, and the income from and value of same are not intended to replace any pension rights or compensation;
(ii)    this PU, including any Dividend Equivalents, the Underlying Shares, and the income from and value of same, do not constitute compensation of any kind for services of any kind rendered to the Company and/or any subsidiary thereof and are outside the scope of the Participant’s employment contract, if any;
(iii)    this PU, including any Dividend Equivalents, and Underlying Shares , and the income from and value of same are not part of normal or expected compensation or salary, including, but not limited to, for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, service awards, pension or retirement or welfare benefits or similar payments unless such other arrangement explicitly provides to the contrary;
(iv)    no claim or entitlement to compensation or damages shall arise from forfeiture of the PU, including any Dividend Equivalents, resulting from the Participant’s termination of the Relationship (for any reason and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any) or enforcement of any applicable clawback policy or recoupment requirements applicable to the PUs or Underlying Shares or other benefits or payments relating to the PUs.
(g)    the Company shall not be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States dollar that may affect the value of this PU or any amounts due pursuant to the settlement of the PU or the subsequent sale of any Underlying Shares acquired upon settlement.

18. Country-Specific Provisions; Imposition of Other Requirements.
(a) Notwithstanding any provision in this Performance Unit Agreement, this PU shall be subject to any special terms and conditions set forth in any Appendix to this Performance Unit Agreement for the Participant’s country of residence (and country of employment, if different). Moreover, if the Participant relocates to or otherwise becomes subject to the laws, rules and/or regulations of one of the countries included in the Appendix, the additional or different terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the PUs (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Appendix constitutes part of this Performance Unit Agreement.
(b) The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PUs and on any Underlying Shares to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense to the Company, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19. General Provisions.
(a) Amendment; Waivers. This Performance Unit Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof, and except as otherwise permitted by the express terms of the Plan and this Performance Unit Agreement and applicable law, it may not be modified or amended nor may any provision hereof be waived without a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not materially diminish the rights of the Participant hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Participant, to the extent permitted by applicable law. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance. The Participant shall have the right to receive, upon request, a written confirmation from the Company of the Customizing Information.
(b) Binding Effect. This Performance Unit Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.
(c) Fractional PUs, Underlying Shares and Dividend Equivalents. All fractional Underlying Shares and Dividend Equivalents settled in Stock resulting from the application of the Performance Criteria or the adjustment provisions contained in the Plan shall be rounded down to the nearest whole share. If cash in lieu of Underlying Shares is delivered at settlement, or Dividend Equivalents are settled in cash, the amount paid shall be rounded down to the nearest penny.
(d) Governing Law and Venue. This Performance Unit Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law. Unless the Participant is subject to a mutual agreement to arbitrate with the Company, the Participant agrees to institute any legal action or legal proceeding relating to the Performance Unit Agreement or the Plan in Boston Municipal Court, Massachusetts, or in federal court in Boston, Massachusetts, United States of America, and no other courts, where this grant is made and/or to be performed. The Participant agrees to submit to the jurisdiction of and agrees that venue is proper in the aforesaid courts in any such action or proceeding and waives, to the fullest extent permitted by law, any objection that the laying of venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum.
(e) Construction. This Performance Unit Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Performance Unit Agreement, the Plan shall control. The titles of the sections of this Performance Unit Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. Capitalized terms not defined herein shall have the meanings given to them in the Plan.
(f) Language. The Participant acknowledges that the Participant is sufficiently proficient in English or has consulted with an advisor who is sufficiently proficient in English, so as to understand the terms and conditions of the Performance Unit Agreement. If the Participant receives this Performance Unit Agreement, or any other document related to this PU and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(g) Data Privacy Notice and Consent. The Company is located in the United States of America and grants PUs under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the PUs under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the PUs, the Participant expressly and explicitly consents to the Personal Data Activities as described herein.
(i)Data Collection, Processing and Usage. The Company collects, processes and uses the Participant’s personal data, including the Participant’s name, home address, email address, and telephone number, date of birth, social insurance/passport number or other identification number (e.g. resident registration number), salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all PUs or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer (“Personal Information”). In granting the PUs under the Plan, the Company will collect the

Participant’s Personal Information for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Participant’s Personal Information is the Participant’s consent.
(ii)Stock Plan Administration Service Provider. The Company transfers the Participant’s Personal Information to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant’s Personal Information with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade shares of Common Stock acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.
(iii) International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of the Participant’s Personal Information to the United States is the Participant’s consent.
(iv)Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and the Participant’s grant of consent is purely voluntary. The Participant may deny or withdraw the Participant’s consent at any time. If the Participant does not consent, or if the Participant later withdraws the Participant’s consent, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing employment or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan.
(v)Data Subject Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential Participants of the Participant’s Personal Information. To receive clarification regarding the Participant’s rights or to exercise the Participant’s rights, the Participant should contact the Participant’s local human resources department.
(h) No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition of sale of Underlying Shares. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

(i) Severability. The provisions of this Performance Unit Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
(j) Legal and Tax Compliance; Cooperation. If the Participant resides or is employed outside of the United States, the Participant agrees, as a condition of the grant of the PUs, to repatriate all payments attributable to the Underlying Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of Shares acquired pursuant to the PUs) if required by and in accordance with local foreign exchange rules and regulations in the Participant ‘s country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its subsidiaries, as may be required to allow the Company and its subsidiaries to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant ‘s country of residence (and country of employment, if different).
(k) Private Offering. The grant of the PUs is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities with respect to the grant of the PUs (unless otherwise required under local law). No employee of the Company is permitted to advise the Participant on whether the Participant should acquire Underlying Shares under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of the PUs. Investment in shares of Common Stock involves a degree of risk. Before deciding to acquire Underlying Shares pursuant to the PUs, the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the Plan or the disposition of them. Further, the Participant should carefully review all of the materials related to the PUs and the Plan, and the Participant should consult with the Participant’s personal legal, tax and financial advisors for professional advice in relation to the Participant’s personal circumstances.
(l) Insider Trading/Market Abuse. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to the United States and the Participant’s country, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Underlying Shares or rights to Underlying Shares (e.g., PUs) or rights linked to the value of Underlying Shares during such times as the Participant is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant is responsible for complying with any applicable restrictions and should consult with the Participant’s personal legal advisor on this matter.

(m) Foreign Asset/Account Reporting; Exchange Control Requirements. The Participant’s country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Underlying Shares acquired under the Plan or cash received from participating in the Plan in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker and/or within a certain time after receipt. The Participant is responsible for complying with any applicable requirements and should consult with the Participant’s personal tax and legal advisors on such matters.

IRON MOUNTAIN INCORPORATED
Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan
Performance Unit Agreement
Appendix
Country-Specific Provisions
Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Performance Unit Agreement.

Terms and Conditions
This Appendix includes terms and conditions that govern the PUs and/or the Underlying Shares if the Participant is a citizen or resident of and/or works in one of the jurisdictions listed below. These terms and conditions are in addition to, or, if so indicated, in place of, the other terms and conditions set forth in this Performance Unit Agreement.
If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working (or is considered as such for local law purposes) or if the Participant transfers employment, service or residency to a different jurisdiction after the Grant Date, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Participant.
Notifications
This Appendix  also includes notifications relating to exchange control, securities laws and other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of January 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the notifications herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the PUs vest and are settled or Underlying Shares are sold.
In addition, the information contained herein is general in nature and may not apply to each particular Participant’s situation and the Company is not in a position to assure a Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in a particular country may apply to the Participant's situation.
If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment or service location after the Grant Date, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant in the same manner, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

ARGENTINA
Terms and Conditions
Nature of Award. The following provision supplements Section 17 of the Performance Unit Agreement:
In accepting the PUs, the Participant acknowledges and agrees that the grant of PUs is made by the Company (not the Employer) in its sole discretion and that the value of the PUs or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments. If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, the Participant acknowledges and agrees that such benefits shall not accrue more frequently than on the relevant Vesting Date(s).
Notifications
Securities Law Information. The Participant understands that neither the grant of the PUs nor the Underlying Shares issued pursuant to the PUs constitute a public offering as defined by the Law N° 17,811, or any other Argentine law. The offering of the PUs is a private placement and the Underlying Shares are not listed on any stock exchange in Argentina. As such, the offering is not subject to the supervision of any Argentine governmental authority.
Exchange Control Information. Exchange control regulations in Argentina are subject to frequent change. The Participant is solely responsible for complying with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the vesting and settlement of the PUs, the subsequent sale of any Shares acquired at vesting/settlement and the receipt of any dividends paid on such Shares. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.
Foreign Asset/Account Reporting Information. If the Participant holds the Underlying Shares as of December 31 of any year, the Participant is required to report the holding of the Underlying Shares on the Participant’s personal tax return for the relevant year. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.

AUSTRALIA
Terms and Conditions

Award Conditioned on Satisfaction of Regulatory Obligations. If the Participant is (a) a director of a Company subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a Company subsidiary incorporated in Australia and who also is a director of a Company subsidiary incorporated outside of Australia, the grant of the PUs is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia.
Notifications
Securities Law Information. The grant of the PUs is being made pursuant to Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).
Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, the Participant personally will be required to file the report. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with participation in the Plan.
AUSTRIA
Terms and Conditions
No country-specific provisions.
Notifications
Exchange Control Information. If the Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Underlying Shares) outside Austria, the Participant will be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Specifically, if the Participant holds securities outside Austria, reporting requirements will apply if the value of such securities meets or exceeds €5,000,000 as of the end of any calendar quarter. Further, if the Participant holds cash in accounts outside Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds €10,000,000. These thresholds may be subject to change. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

BELGIUM
Terms and Conditions
No country-specific provisions.
Notifications
Foreign Asset/Account Reporting Information. The Participant is required to report any securities (e.g., Shares acquired under the Plan) or bank accounts (including brokerage accounts) opened and maintained outside of Belgium on the Participant’s annual tax return. The Participant will also be required to complete a separate report, providing the National Bank of Belgium with details regarding any such account (including the account number, the name of the bank in which such account is held and the country in which such account is located). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.
Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will apply when Shares acquired pursuant to the PUs are sold. The Participant should consult with a personal tax or financial advisor for additional details on the Participant’s obligations with respect to the stock exchange tax.
Annual Securities Account Tax. An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Underlying Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. The Participant should consult with a personal tax or financial advisor for additional details on the Participant’s obligations with respect to the annual securities account tax.
BRAZIL
Terms and Conditions
Nature of Award. The following provision supplements Section 17 of the Performance Unit Agreement:
By accepting the PUs, the Participant agrees that the Participant is (i) making an investment decision; and (ii) the value of the Underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.
Compliance with Law. By accepting the PUs, the Participant acknowledges that the Participant agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the PUs, and the sale of Underlying Shares acquired under the Plan and the receipt of any dividends.
Notifications
Foreign Asset/Account Reporting Information. If the Participant is a resident or domiciled in Brazil, the Participant may be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil. If the aggregate value of such assets and/or rights is US$1,000,000 or more but less than US$100,000,000, a declaration must be submitted annually. If the aggregate value exceeds US$100,000,000, a declaration must be submitted quarterly.
Tax on Financial Transaction (IOF). Repatriation of funds (e.g., the proceeds from the sale of Underlying Shares) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is the Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from the Participant’s participation in the Plan. The Participant should consult with the Participant’s personal tax advisor for additional details.
CANADA
Terms and Conditions

PUs Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in this Performance Unit Agreement, the grant of the PUs does not provide the Participant any right to receive a cash payment and the PUs may be settled only in shares of Common Stock.
Termination of Relationship. The following provision supplements Section 2(d) of the Performance Unit Agreement.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the PUs under the Plan, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period, but the Participant will not earn or be entitled to a pro-rata vesting if the vesting date falls after the end of the statutory notice period, nor will the Participant be entitled to any compensation for lost vesting.

The following two provisions apply if the Participant is a resident of Quebec:
Language. A French translation of this Performance Unit Agreement, the Plan and certain other documents related to the offer will be made available to the Participant as soon as reasonably practicable following the Participant’s written request. Notwithstanding the Language provision included in Section 19(f) of the Performance Unit Agreement, to the extent required by applicable law and unless the Participant indicates otherwise, the French translation of such documents will govern the Participant’s participation in the Plan.

Langue. Une traduction française du présent Contrat, du Plan et de certains autres documents liés à l’offre sera mise à la disposition du Participant dès que cela sera raisonnablement possible suite à la demande écrite du Participant. Nonobstant la disposition reprise ci-dessus dans la Section 19(f) du Contrat relative à la Langue, dans la mesure où la loi applicable l’exige et à moins que le Participant n’indique le contraire, la traduction française de ces documents régira la participation au Plan du Participant.
Data Privacy. The following provision supplements Section 19(g) of the Performance Unit Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Participant’s awards under the Plan. The Participant further authorizes the Company, its subsidiaries and the Stock Plan Administrator to disclose and discuss the Participant’s participation in the Plan with their respective advisors. The Participant further authorizes the Company and its subsidiaries to record such information and to keep such information in the Participant’s employee file. The Participant acknowledges that the Participant’s personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, the Participant also acknowledges that the Company, its subsidiaries and the Stock Plan Administrator may use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.
Notifications
Securities Law Information. The Participant is permitted to sell Underlying Shares acquired upon the vesting and settlement of the PUs through the designated broker appointed under the Plan, if any, provided the resale of Underlying Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares of Stock are listed. The Underlying Shares are currently listed on the New York Stock Exchange.

Foreign Asset/Account Reporting Information. Specified foreign property, including the PUs, Underlying Shares, and other rights to receive shares of a non-Canadian company held by a Canadian resident generally must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Thus, the unvested portion of the PUs must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because the Participant holds other specified foreign property. When Underlying Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Underlying Shares. The ACB ordinarily will equal the fair market value of the Underlying Shares at the time of acquisition, but if the Participant owns other shares of Stock, the ACB may need to be averaged with the ACB of the other shares of Stock. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.

CHILE
Terms and Conditions
No country-specific provisions.
Notifications
Securities Law Information - Ruling N° 336. The PUs constitute a private offering of securities in Chile effective as of the Grant Date, and is expressly subject to general ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). The PUs refer to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Underlying Shares are not registered in Chile, the Company is not required to provide public information about the PUs or the Underlying Shares in Chile. Unless the PUs and/or the Underlying Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.
Exchange Control Information. If the Participant’s aggregate investments held outside of Chile (including the value of Underlying Shares acquired under the Plan) are equal to or greater than USD 5,000,000, the Participant must provide the Central Bank with updated information accumulated for a three-month period within 45 calendar days of March 31, June 30 and September 30 and within 60 calendar days of December 31. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations Manual must be used to file this report.
The Participant is not required to repatriate funds obtained from the sale of Underlying Shares or the receipt of any dividends to Chile. However, if the Participant decides to repatriate such funds, the Participant must do so through the Formal Exchange Market if the funds exceed USD 10,000. In such case, the Participant must report the payment to a commercial bank or the registered foreign exchange office receiving the funds. If the Participant does not repatriate the funds and instead uses such funds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, the Participant must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within the first 10 days of the month immediately following the transaction.
The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.
Foreign Asset/Account Reporting Information. The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding: (a) any taxes paid abroad which they will use as a credit against Chilean income taxes, and (b) the results of foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before July 1 of each year. The sworn statement disclosing this information (or Formularios) must be submitted electronically through the CIRS website, www.sii.cl, using Form 1929. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.
Notifications
No country-specific provisions.
COLOMBIA
Terms and Conditions
Nature of Award. The following provision supplements Section 17 of the Performance Unit Agreement:
The Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan, the PUs, the Underlying Shares, and any other amounts or payments granted or realized from participation in the Plan do not constitute a component of the Participant’s “salary” for any purpose. To this extent, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions or any other labor-related amount which may be payable.
Mandate Letter. In accepting the PUs, the Participant agrees that – if requested by the Company or the Employer – the Participant will execute a Mandate Letter or such other document (whether electronically or by such other method as requested by the Company or the Employer) that the Company determines is necessary or advisable in order to permit (i) the Participant to utilize the Sell-To-Cover Tax Withholding Method to satisfy the Participant’s obligations for Tax-Related Items, and (ii) the proceeds from such sale to be wired directly from the Company to the Employer in Colombia for remittance to the tax authorities.
Notifications
Securities Law Information. The Underlying Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores), and therefore, the Underlying Shares cannot be offered to the public in Colombia. Nothing in the Performance Unit Agreement shall be construed as making a public offer of securities, or the promotion of financial products in Colombia.
Exchange Control Information. Foreign investments must be registered with the Central Bank of Colombia (Banco de la República). Upon the subsequent sale or other disposition of investments held abroad, the registration with the Central Bank must be canceled, the proceeds from the sale or other disposition of the Underlying Shares must be repatriated to Colombia and the appropriate Central Bank form must be filed (usually with the Participant’s local bank). The Participant acknowledges that the Participant personally is responsible for complying with Colombian exchange control requirements. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

Foreign Asset/Account Reporting Information. An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including the Underlying Shares acquired under the Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described (e.g., its nature and its value) and the jurisdiction in which it is located must be disclosed. The Participant acknowledges that the Participant personally is responsible for complying with this tax reporting requirement. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.
CYPRUS
Terms and Conditions
No country-specific provisions.
Notifications
No country-specific provisions.
CZECH REPUBLIC
Terms and Conditions
No country-specific provisions.
Notifications
Exchange Control Information. The Participant may be required to notify the Czech National Bank that Participant acquired shares of Stock under the Plan and/or that the Participant maintains a foreign account. Such notification will be required if the aggregate value of the Participant’s foreign direct investments is CZK 2,500,000 or more, the Participant has a certain threshold of foreign financial assets, or the Participant is specifically requested to do so by the Czech National Bank. The Participant should consult with a personal financial advisor regarding applicable reporting requirements.
DENMARK
Terms and Conditions
Danish Stock Option Act. Notwithstanding anything in the Performance Unit Agreement to the contrary, the treatment of the PUs upon the Participant’s termination of employment with the Company or the Employer, as applicable, shall be governed by the Danish Stock PU Act (the “Act”), as in effect at the time of the Participant’s termination (as determined by the Committee in its discretion in consultation with legal counsel). By accepting the PUs, the Participant acknowledges that the Participant has received a Danish translation of an Employer Statement, which is being provided to comply with the Danish Stock PU Act.

Please be aware that as set forth in Section 1 of the Act, the Act only applies to “employees” as that term is defined in Section 2 of the Act. If the Participant is a member of the registered management of a subsidiary of the Company incorporated in Denmark or otherwise does not satisfy the definition of employee, the Participant will not be subject to the Act and the Employer Statement will not apply to the Participant.
Notifications
Foreign Asset/Account Reporting Information. If Danish residents establish an account holding Shares or an account holding cash outside Denmark, they must report the account to the Danish Tax Administration as part of their annual tax return under the section related to foreign affairs and income. The form which should be used in this respect can be obtained from a local bank. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.
EGYPT
Terms and Conditions
No country-specific provisions.
Notifications
Exchange Control Information. If the Participant transfers funds into Egypt (e.g., proceeds from the sale of Underling Shares), the Participant is required to transfer the funds through a bank registered in Egypt. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.
FINLAND
Terms and Conditions
No country-specific provisions.
Notifications
Foreign Asset/Account Reporting Information. Finland has not established any specific reporting requirements with respect to foreign assets/accounts. However, the Participant should check the Participant’s pre-completed tax return to confirm that the ownership of Shares and other securities (foreign or domestic) are correctly reported. If the Participant finds any errors or omissions, the Participant must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.

FRANCE
Terms and Conditions
Language Consent. By accepting this grant of PUs, the Participant confirms having read and understood the Plan and this Performance Unit Agreement, which were provided in the English language. The Participant accepts the terms of the documents accordingly.
En acceptant le Attribution, l’Destinataire confirme avoir lu et compris le Plan et l’Accord, qui ont été fournis en anglais. l’Destinataire accepte les termes de ces documents en conséquence.
Notifications
Non-Qualified Nature of Award. The PUs granted pursuant to this Performance Unit Agreement are not intended to be “French-qualified” and are ineligible for specific tax and/or social security treatment in France under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.
Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount (currently €10,000). The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with participation in the Plan.
Foreign Asset/Account Reporting Information. French residents must report annually any shares and bank accounts held outside France, including the accounts that were opened, used and/or closed during the tax year, to the French tax authorities, on an annual basis on a special Form N° 3916, together with the Participant’s personal income tax return. Failure to report triggers a significant penalty. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with participation in the Plan.
GERMANY
Terms and Conditions
No country-specific provisions.
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported to the German Federal Bank (Bundesbank).  If the Participant receives a cross-border payment in excess of this amount (e.g., proceeds from the sale of Underlying Shares acquired under the Plan) and/or if the Company withholds or sells Underlying Shares with a value in excess of €12,500 for any Tax-Related Items, the Participant must report the payment and/or the value of the Underlying Shares received and/or sold or withheld to the Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.
GREECE
Terms and Conditions
No country-specific provisions.
Notifications
No country-specific provisions.
HONG KONG
Terms and Conditions
PUs Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in this Performance Unit Agreement, the grant of the PUs does not provide the Participant any right to receive a cash payment and the PUs may be settled only in shares of Common Stock.
Sale Restriction. Underling Shares received upon the vesting of the PUs are accepted as a personal investment. In the event that the PUs vest and the Underlying Shares are issued to the Participant (or the Participant’s heirs) within six (6) months of the Grant Date, the Participant (or the Participant’s heirs) agrees that the Underlying Shares will not be offered to the public or otherwise disposed of prior to the six (6)-month anniversary of the Grant Date.
Notifications
Securities Law Information.
WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this document, the Participant should obtain independent professional advice. Neither the grant of the PUs nor the issuance of the Underlying Shares upon vesting of the PUs constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. The Performance Unit Agreement, including the Appendix, the Plan and other incidental communication materials distributed in connection with the PUs (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person.
Nature of Scheme. The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
HUNGARY
Terms and Conditions
No country-specific provisions.
Notifications
No country-specific provisions.
INDIA
Terms and Conditions
No country-specific provisions.
Notifications
Exchange Control Information. Any funds realized in connection with the Plan (e.g., proceeds from the sale of Underlying Shares) must be repatriated to India within a specified period of time after receipt as prescribed under Indian exchange control laws. The Participant is personally responsible for obtaining a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency and holding the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. The Participant is personally responsible for complying with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with participation in the Plan.
Foreign Asset/Account Reporting Information. The Participant is required to declare the Participant’s foreign bank accounts and any foreign financial assets (including Underlying Shares acquired under the Plan held outside India) in the Participant’s annual tax return. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with participation in the Plan.

IRELAND
Terms and Conditions
No country-specific provisions.
Notifications
Director Notification Obligation. Irish residents who may be a director, shadow director or secretary of an Irish subsidiary of the Company whose interest in the Company represents more than 1% of the Company’s voting share capital are required to notify such Irish subsidiary in writing within a certain time period. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).
ITALY
Terms and Conditions
Plan Document Acknowledgement. In accepting the PUs, the Participant acknowledges that the Participant has received a copy of the Plan and the Performance Unit Agreement, has reviewed the Plan and the Performance Unit Agreement (including this Appendix), in their entirety and fully understands and accepts all provisions of the Plan and the Performance Unit Agreement (including this Appendix).
The Participant further acknowledges that the Participant has read and specifically and expressly approves without limitation, the following sections of the Performance Unit Agreement:
☐Section 6 – Responsibility for Taxes
☐Section 13 – Right of Repayment
☐Section 16 – Company Clawback Policy; Recoupment Requirements
☐Section 17 – Nature of Award
☐Section 18– Appendix
☐Section 19(d) – Governing Law and Venue
☐Appendix – Data Privacy Notice
Notifications
Foreign Asset/Account Reporting Information. To the extent that the Participant holds investments abroad or foreign financial assets that may generate taxable income in Italy (such as the Underlying Shares acquired under the Plan) during the calendar year, the Participant is required to report them on the Participant’s annual tax return (UNICO Form, RW Schedule), or on a special form if no tax return is due and pay the foreign financial assets tax. The tax is assessed at the end of the calendar year or on the last day the shares are held (in such case, or when the shares are acquired during the course of the year, the tax is levied in proportion to the number of days the shares are held over the calendar year). No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed a certain threshold.
Foreign Asset Tax. The value of any shares of Common Stock (and other financial assets) held outside Italy by individuals resident of Italy may be subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (e.g., Shares) assessed at the end of the calendar year. The value of financial assets held abroad must be reported in Form RM of the annual return. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.
JORDAN
Terms and Conditions
No country-specific provisions.
Notifications
No country-specific provisions.
MEXICO
Terms and Conditions
Labor Law Acknowledgement. The following provision supplements Section 17 of the Performance Unit Agreement.
By accepting the PUs, the Participant acknowledges that the Participant understands and agrees that: (i) the PUs are not related to the salary and other contractual benefits granted to the Participant by the Employer; and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of employment.
Policy Statement. The grant of the PUs the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with registered offices at 251 Little Falls Drive Wilmington, DE 19808 is solely responsible for the administration of the Plan. Participation in the Plan and the acquisition of Shares under the Plan does not, in any way establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and the Participant’s sole employer is the Subsidiary employing the

Participant, as applicable, nor does it establish any rights between the Participant and the Employer.
Plan Document Acknowledgment. By participating in the Plan, Participant acknowledges that the Participant has received copies of the Plan and the Performance Unit Agreement, has reviewed the Plan and the Performance Unit Agreement in their entirety and fully understands and accept all provisions of the Plan and the Performance Unit Agreement.
In addition, by participating in the Plan, the Participant further acknowledges that the Participant has read and specifically and expressly approves the terms and conditions in Section 18 of the Performance Unit Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the Underlying Shares.
Finally, the Participant hereby declares that the Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and therefore grants a full and broad release to the Employer and the Company and its Subsidiaries with respect to any claim that may arise under the Plan.

Reconocimiento de la Ley Laboral. Esta disposición complementa la Sección 17 del Acuerdo.
Al aceptar el PU,el Participante reconoce entiende y acuerda que: (i) la PU no se encuentra relacionada con el salario ni con otras prestaciones contractuales concedidas al Participante por del patrón; y (ii) cualquier modificación del Plan o su terminación no constituye un cambio o detrimento en los términos y condiciones de empleo.
Declaración de Política. La concesión del PU que la Compañía está haciendo bajo el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin ninguna responsabilidad.
La Compañía, con oficinas registradas ubicadas en 251 Little Falls Drive Wilmington, DE 19808 Estados Unidos de Norteamérica, es la única responsable por la administración del Plan. La participación en el Plan y la adquisición de Acciones no establece de forma alguna, una relación de trabajo entre el Participante y la Compañía, ya que la participación en el Plan por parte del Participante es completamente comercial y el único patrón es Subsidiaria que esta contratando al que tiene la PU, en caso de ser aplicable, así como tampoco establece ningún derecho entre el que tiene la PU y el patrón.
Reconocimiento del Plan de Documentos. Al participar en el Plan, el Participante reconoce que ha recibido copias del Plan y del Acuerdo, mismos que ha revisado en su totalidad y los entiende completamente y, que ha entendido y aceptado las disposiciones contenidas en el Plan y en el Acuerdo.

Adicionalmente, al participar en el Plan, el Participante reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la Sección 18 del Acuerdo, en la cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como sus Subsidiarias no son responsables por cualquier detrimento en el valor de las Acciones en relación con la PU.
Finalmente, el Participante declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y en consecuencia, otorga el más amplio finiquito a su patrón, así como a la Compañía, a sus Subsidiarias con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
Notifications
No country-specific provisions.
NETHERLANDS
Terms and Conditions
No country-specific provisions.
Notifications
No country-specific provisions.

NEW ZEALAND
Terms and Conditions
No country-specific provisions.
Notifications

Warning
This is a grant of performance units (PUs). If the PUs vest, in accordance with the terms of the Plan, the Participant will receive shares of Common Stock or a cash settlement. The shares will give the Participant a stake in the ownership of the Company. The Participant may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of any preference shares have been paid. The Participant may lose some or all of the Participant’s investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.
Ask questions, read all documents carefully, and seek independent financial advice before committing the Participant’s self.
The PUs are not listed. The shares of Common Stock are listed on the New York Stock Exchange (NYSE). This means the Participant may be able to sell the shares, if received on vesting of the PUs, on the NYSE if there are interested buyers. The Participant may get less than the Participant invested. The price will depend on the demand for the shares.
The Participant have the right to receive from the Company on request, free of charge, a copy of the Company’s latest annual report, financial statements and audit report on those financial statements. The Participant can obtain a copy of these documents electronically at the following website address http://investors.ironmountain.com/company/for-investors/investors-overview/default.aspx or by emailing our Investor Relations department at investorrelations@ironmountain.com.

PERU
Terms and Conditions
Nature of Award. The following provision supplements Section 17 of the Performance Unit Agreement:
This Award is being granted ex gratia to the Participant by the Company as an incentive to reward the Participant for the Participant’s contributions to the Company.

Notifications
Securities Law Information. The grant of the PUs under the Plan is considered a private offering in Peru and accordingly, is not subject to registration in Peru. For more information concerning the grant of the PUs, please refer to the Plan, the Performance Unit Agreement, and any other grant documents made available to the Participant by the Company.  For more information regarding the Company, please refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov, as well as on the Company’s website at www.ironmountain.com.

POLAND
Terms and Conditions
No country-specific provisions.
Notifications
Exchange Control Information. If the Participant maintains bank or brokerage accounts holding cash and foreign securities (including Company Stock) outside of Poland, the Participant will be required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds PLN 7 million. If required, such reports must be filed on special forms available on the website of the National Bank of Poland. Further, any transfer of funds in excess of a certain threshold (generally, EUR 15,000) into or out of Poland must be effected through a bank account in Poland. Finally, the Participant is required to store all documents connected with any foreign exchange transactions that the Participant engages in for a period of five years, as measured from the end of the year in which such transaction occurred. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.
Foreign Asset/Account Reporting Information. Polish residents holding foreign securities (e.g., Company Stock) and/or maintaining accounts abroad are obligated to file quarterly reports with the National Bank of Poland incorporating information on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets held abroad) exceeds PLN 7,000,000. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with participation in the Plan.

PORTUGAL
Terms and Conditions
Language Consent. The Participant hereby expressly declares that the Participant is proficient in the English language and has read, understood and fully accepts and agrees with the terms and conditions established in the Plan and the Performance Unit Agreement.
Conhecimento da Lingua. O Participante, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e do Contrato.
Notifications
Exchange Control Information. If the Participant is a Portuguese resident and holds Underlying Shares after vesting of the PUs, the acquisition of the Underlying Shares should be reported to the Banco de Portugal for statistical purposes. If the Underlying Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on the Participant’s behalf. If the Underlying Shares are not deposited with a commercial bank or financial intermediary in Portugal, The Participant is responsible for submitting the report to the Banco de Portugal, unless the Participant engages a Portuguese financial intermediary to file the reports on the Participant’s behalf. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.
ROMANIA
Terms and Conditions
Language Consent. The Participant hereby expressly declares that the Participant is proficient in the English language and has read, understood and fully accepts and agrees with the terms and conditions established in the Plan and the Performance Unit Agreement.
Consimtamant cu Privire la Limba. Prin acceptarea acordarii de PU-uri, Participantul confirma ca Participantul are un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, a citit si confirma ca a inteles pe deplin termenii documentelor referitoare la acordare (Acordul si Planul), care au fost furnizate in limba engleza. Participantul accepta termenii acestor documente in consecinta.
Notifications
Exchange Control Information. The Participant is not required to seek special authorization from the National Bank of Romania in order to open or maintain a foreign bank account. However, if the Participant remits foreign currency into Romania (e.g., proceeds from the sale of Underlying Shares), the Participant may be required to provide the Romanian bank through which the foreign currency is transferred with appropriate documentation. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

SINGAPORE
Terms and Conditions
No country-specific provisions.
Notifications
Securities Law Information. The grant of the PUs is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to Participant with a view to the Underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the PUs are subject to section 257 of the SFA and the Participant should not make (i) any subsequent sale of the Underlying Shares in Singapore or (ii) any offer of such subsequent sale of the Underlying Shares subject to the PUs in Singapore, unless such sale or offer is made after six (6) months from the Date of Grant or pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Company’s Common Stock is currently traded on the New York Stock Exchange, which is located outside of Singapore, under the ticker symbol “IRM” and the Underlying Shares acquired under the Plan may be sold through this exchange.
Director Notification Requirement. If the Participant is a director, associate director, or shadow director of a subsidiary of the Company incorporated in Singapore, the Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether the Participant is resident or employed in Singapore. Among these requirements is an obligation to notify the subsidiary of the Company in writing when the Participant receives an interest (e.g., PUs, Shares, etc.) in the Company or any related company. In addition, the Participant must notify the subsidiary of the Company when the Participant sells the Underlying Shares or any related company (including when the Participant sells the Underlying Shares acquired under the Plan). These notifications must be made within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon vesting of the PUs or when the Underlying Shares acquired under the Plan are subsequently sold), or (iii) becoming a director.

SLOVAK REPUBLIC
Terms and Conditions
No country-specific provisions.
Notifications
No country-specific provisions.
SOUTH AFRICA
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 6 of the Performance Unit Agreement:
By accepting the PUs, the Participant agrees that, immediately upon vesting and settlement of the PUs, the Participant shall notify the Employer of the amount of any gain realized upon receipt of the Underlying Shares.  If the Participant fails to advise the Employer of the gain realized upon vesting and settlement, the Participant may be liable for a fine.  The Participant shall be solely responsible for paying any difference between the actual tax liability and any amount withheld by the Employer.
Notifications
Securities Law Information. The grant of the PUs and the Underlying Shares issued pursuant to the vesting of PUs are considered a small offering under Section 96 of the South Africa Companies Act, 2008 (Act No. 71 of 2008).
Exchange Control Information. If the Participant is a resident of South Africa, the PUs may be subject to exchange control regulations in South Africa. In particular, the Participant may be required to obtain approval from the South African Reserve Bank for payments (including Underlying Shares received or cash payments made pursuant to the PUs) that the Participant receives into accounts based outside of South Africa (e.g., a U.S. brokerage account). The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with participation in the Plan.
SPAIN
Terms and Conditions
Nature of PUs. The following provision supplements Section 17 of the Performance Unit Agreement:

In accepting the grant of the PUs, the Participant acknowledges that the Participant consents to participation in the Plan and has received a copy of the Plan. The Participant understands that the Company, in its sole discretion, has unilaterally and gratuitously decided to grant PSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that (i) any PUs will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis; (ii) the PUs and any Shares acquired upon vesting of the PUs shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever; and (iii) unless otherwise provided for in the Performance Unit Agreement, the PUs will cease vesting upon Participant’s termination of employment.
Further, as a condition of the grant of the PUs, unless otherwise expressly provided for by the Company or set forth in the Performance Unit Agreement, the PUs will be cancelled without entitlement to any Underlying Shares if the Participant terminates employment by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Committee, in its sole discretion, shall determine the date when the Participant’s employment has terminated for purposes of the PUs.
The Participant understands that the grant of the PUs would not be granted but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the PUs shall be null and void.
Notifications
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the PUs. The Plan, the Performance Unit Agreement (including this Appendix) and any other documents evidencing the grant of the PUs have not, nor will they be, registered with the Comisión Nacional del Mercado de Valores, and none of those documents constitutes a public offering prospectus.
Exchange Control Information. If the Participant holds 10% or more of the share capital of the Company, the Participant must declare the acquisition of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Trade and Tourism for statistical purposes, generally within one month of the acquisition. In addition, the Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents, depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.
Foreign Asset/Account Reporting Information. To the extent the Participant holds rights or assets (e.g., cash or the Underlying Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which the Participant sells or disposes of such right or asset), the Participant is required to report information on such rights and assets on the Participant’s tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000 per type of right or asset as of each subsequent December 31, or if the Participant sells Shares or cancel bank accounts that were previously reported. Failure to comply with this reporting requirement may result in penalties to the Spanish residents. The Participant should consult with the Participant’s personal advisor(s) regarding any personal foreign asset/foreign account tax obligations the Participant may have in connection with the Participant’s participation in the Plan.
SWEDEN
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 6 of the Performance Unit Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 6 of the Performance Unit Agreement, in accepting the PUs, the Participant authorizes the Company and/or the Employer to withhold Underlying Shares or to sell Underlying Shares otherwise deliverable to the Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
Notifications
No country-specific provisions.
SWITZERLAND
Terms and Conditions
No country-specific provisions.
Notifications
Securities Law Information. Neither this document nor any other materials relating to the PUs (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial

Services (“FinSA”), (b) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).
TAIWAN
Terms and Conditions
No country-specific provisions.
Notifications
Securities Law Information. The grant of PUs and participation in the Plan is available only for employees of the Company and its subsidiaries and affiliates. The grant of the PUs and participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. The Participant may acquire and remit foreign currency (including proceeds from the sale of Underlying Shares) into Taiwan up to US$5,000,000 per year without justification. If the transaction amount is TWD$500,000 or more in a single transaction, the Participant must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with participation in the Plan.
TURKIYE
Terms and Conditions
No country-specific provisions.
Notifications
Securities Law Information. Under Turkish law, the Participant is not permitted to sell the Underlying Shares acquired under the Plan in Türkiye. The Underlying Shares are currently traded on the New York Stock Exchange under the ticker symbol “IM” and the Underlying Shares may be sold through this exchange.
Exchange Control Information. In certain circumstances, Turkish residents are permitted to sell the Underlying Shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Türkiye. Therefore, Turkish residents may be required to appoint a Turkish broker to assist with the sale of the Underlying Shares acquired under the Plan. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with the Participant’s participation in the Plan.

UNITED ARAB EMIRATES
Terms and Conditions
No country-specific provisions.
Notifications
Securities Law Information. The Performance Unit Agreement, the Plan, and other incidental communication materials related to the PUs are intended for distribution only to employees of the Company and its Subsidiaries for the purposes of an incentive scheme. The Emirates Securities and Commodities Authority and Central Bank have no responsibility for reviewing or verifying any documents in connection this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
If the Participant does not understand the contents of the Performance Unit Agreement, including this Appendix or the Plan, the Participant should obtain independent professional advice.
UNITED KINGDOM
Terms and Conditions
PUs Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in this Performance Unit Agreement, the grant of the PUs does not provide the Participant any right to receive a cash payment and the PUs may be settled only in shares of Company Stock.
Responsibility for Taxes. The following provision supplements Section 6 of the Performance Unit Agreement:
Without limitation to Section 6 of the Performance Unit Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company, the Employer or by HM Revenue & Customs (“HRMC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and/or the Employer against any Tax-Related Items that they are required to pay or withhold on the Participant’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if the Participant is a director or officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant understands that the Participant may not be able to indemnify the Company for the amount of any tax not collected from or paid by the Company within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs, as it may be considered to be a loan and, therefore, it may constitute a benefit to the Participant on which additional income tax and

National Insurance contributions (“NICs”) may be payable. The Participant understands that the Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of the NICs due on this additional benefit, which may also be recovered from the Participant by any of the means referred to in Section 6 of the Performance Unit Agreement.
Notifications

No country-specific provisions.

IRON MOUNTAIN INCORPORATED
Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan
Performance Unit Schedule

Participant Name
Employee ID

In accordance with the Performance Unit Agreement, of which this Performance Unit Schedule is a part (which together, constitute the “Customizing Information”), the Company hereby grants to Participant Name (the “Participant”) the following Performance Units:

Grant Date:                Grant Date
Grant Type:                Performance Units
Number of Units Granted:        Number of awards granted
Grant Date Fair Market Value:    Grant Date FMV
Vesting Date:                Cliff Vesting Date (subject to performance)
Form of Settlement:            Stock

Performance Criteria

Except as otherwise provided herein, vesting of the performance units granted hereunder are subject to the Company’s achievement of certain financial objectives established by the Committee for the Performance Period and communicated in writing to Participant. Subject to the discretion of the Committee, your performance units may be adjusted based on the achievement of such performance criteria.

ACCEPTANCE BY PARTICIPANT
IN WITNESS WHEREOF, the Company has caused this Performance Unit Agreement to be issued as of the date set forth above.
Acceptance Date
Electronic Signature